Exhibit 107

Calculation of Filing Fee Tables

S-8

(Form Type)

GigaCloud Technology Inc

(Exact Name of Registrant as Specified in its Charter)

N/A

(Translation of Registrant’s Name into English)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A ordinary shares, par value US$0.05 per share(1)	457(h)	1,056(3)	$0.05(3)	$53	0.0000927	$0.00

Equity	Class A ordinary shares, par value US$0.05 per share(1)	457(h), 457(c)	2,103,053(4)	$13.28(4)	$27,928,544	0.0000927	$2,588.98

Total Offering Amounts					$27,928,597		$2,588.98

Total Fee Offsets							—

Net Fee Due							$2,588.98

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims

Fee Offset Sources

Notes:

(1)

This registration statement on Form S-8 (this “Registration Statement”) registers Class A ordinary share, par value of $0.05 per share, of the Registrant (“Class A Ordinary Shares”) issuable pursuant to the Registrant’s 2008 Share Incentive Plan and 2017 Share Incentive Plan (collectively, the “Plans”). In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional securities which may be offered and issued under the Plans to prevent dilution from stock splits, stock dividends or similar transactions as provided in the Plans.

(2)

Any Class A Ordinary Shares covered by an award granted under the Plans (or portion of an award) that expires or for any reason is cancelled or terminated without having been exercise or settled or that is forfeited or repurchased and held as treasury shares shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Class A Ordinary Shares which may be issued under the Plans.

(3)

The amount to be registered represents Class A Ordinary Shares issuable upon exercise of outstanding options granted under the Plans. Pursuant to Rule 457(h), the corresponding proposed maximum offering price per share represents the exercise price of these options.

(4)

The amount to be registered represents Class A Ordinary Shares reserved for future award grants under the Plans. The corresponding proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on the average of the high and low prices for the Registrant’s Class A Ordinary Shares as quoted on the Nasdaq Global Market on September 22, 2022.